Audit Committee Charter
EX-99.1

Exhibit 99.1

MOVENTIS CAPITAL, INC.

AUDIT COMMITTEE CHARTER

ITEM 1: THE AUDIT COMMITTEE'S CHARTER

Purpose

The overall purpose of the Audit Committee (the "Committee") of Moventis Capital, Inc. (the "Company") is to ensure that the Company's management has designed and implemented an effective system of internal financial controls, to review and report on the integrity of the consolidated financial statements and related financial disclosure of the Company, and to review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. It is the intention of the Board that through the involvement of the Committee, the external audit will be conducted independently of the Corporation’s Management to ensure that the independent auditors serve the interests of shareholders rather than the interests of Management of the Corporation. The Committee will act as a liaison to provide better communication between the Board and the external auditors. The Committee will monitor the independence and performance of the Corporation’s independent auditors.

Composition, Procedures and Organization

1. The Committee shall consist of at least three members of the Board of Directors (the "Board").

2. At least two (2) members of the Committee shall be independent and the Board and the Committee shall endeavor to appoint a majority of independent directors to the Committee, who in the opinion of the Board, would be free from a relationship which would interfere with the exercise of the Committee members’ independent judgment. At least one (1) member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices applicable to the Corporation. For the purposes of this Charter, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

3. The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

4. Unless the Board shall have appointed a chair of the Committee, the members of the Committee shall elect a chair and a secretary from among their number.

5. The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.

6. The Committee shall have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

7. Meetings of the Committee shall be conducted as follows:

(a) the Committee shall meet at least four times annually at such times and at such locations as may be requested by the chair of the Committee. The external auditors or any member of the Committee may request a meeting of the Committee;

(b) the external auditors shall receive notice of and have the right to attend all meetings of the Committee; and

(c) management representatives may be invited to attend all meetings except private sessions with the external auditors.

8. The internal auditors and the external auditors shall have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary. The Committee, through its chair, may contact directly any employee in the Company as it deems necessary, and any employee may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

Roles and Responsibilities

9. The overall duties and responsibilities of the Committee shall be as follows:

(a) to assist the Board in the discharge of its responsibilities relating to the Company's accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly consolidated financial statements and related financial disclosure;

(b) to establish and maintain a direct line of communication with the Company's internal and external auditors and assess their performance;

(c) to consider the effectiveness of the Company’s internal control over annual and interim financial reporting, including information technology security and control; and

(d) to report regularly to the Board on the fulfillment of its duties and responsibilities.

10. The duties and responsibilities of the Committee as they relate to the external auditors shall be as follows:

(a) to recommend to the Board a firm of external auditors to be engaged by the Company, and to verify the independence of such external auditors;

(b) to review and approve the fee, scope and timing of the audit and other related services rendered by the external auditors;

(c) review the audit plan of the external auditors prior to the commencement of the audit;

(d) to review with the external auditors, upon completion of their audit:

i) contents of their report;

ii) scope and quality of the audit work performed;

iii) adequacy of the Company's financial and auditing personnel;

iv) co-operation received from the Company's personnel during the audit;

v) internal resources used;

vi) significant transactions outside of the normal business of the Company;

vii) significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems; and

viii) the non-audit services provided by the external auditors;

(e) to discuss with the external auditors the quality and not just the acceptability of the Company's accounting principles; and

(f) to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.

11. The Committee is also charged with the responsibility to:

(a) review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b) review and approve the financial sections of:

i) the annual report to shareholders;

ii) the annual filing, if required;

iii) annual and interim MD&A;

iv) prospectuses;

v) news releases discussing financial results of the Company; and

vi) other public reports of a financial nature requiring approval by the Board, and report to the Board with respect thereto;

(c) review regulatory filings and decisions as they relate to the Company's consolidated financial statements;

(d) review the appropriateness of the policies and procedures used in the preparation of the Company's consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(e) review and report on the integrity of the Company's consolidated financial statements;

(f) review the minutes of any audit committee meeting of subsidiary companies;

(g) review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(h) review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of financial information; and

(i) develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Directors following each annual general meeting of shareholders.

12. The Committee shall have the authority:

(a) to engage independent counsel and other advisors as it determines necessary to carry out its duties,

(b) to set and pay the compensation for any advisors employed by the Committee; and

(c) to communicate directly with the internal and external auditors.

ITEM 2: COMPOSITION OF THE AUDIT COMMITTEE

The current members of the Committee are Fraser Atkinson, Marlene Schluter and Blake Ponuick. Fraser Atkinson and Marlene Schluter are considered independent. All of the members are financially literate. "Independent" and "financially literate" have the meaning set forth in the applicable legislation.

ITEM 3: AUDIT COMMITTEE OVERSIGHT

At no time since the commencement of the Company's most recently completed financial year was a recommendation of the Committee to nominate or compensate an external auditor not adopted by the Board.

ITEM 4: RELIANCE ON CERTAIN EXEMPTIONS

The Company has not relied on any exemptions from the requirement that the audit committee must pre-approve all non-audit services to be provided by the auditor.

ITEM 5: PRE-APPROVAL POLICIES AND PROCEDURES

Formal policies and procedures for the engagement of non-audit services have yet to formulated and adopted. Subject to the requirements of the Company, the engagement of non-audit services is considered by the Company's Board of Directors, and where applicable by the audit committee, on a case by case basis.

ITEM 6: EXTERNAL AUDITOR SERVICE FEES

The Appointment of the auditors will be approved by the shareholders of the Company and the Remuneration of Auditors will be approved by the Board of Directors.

ITEM 7: EXEMPTION

In respect of the most recently completed financial year, the Company is relying on the exemption set out in section 6.1 of the Instrument with respect to compliance with the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of the Instrument.